Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 2, 2026, relating to the financial statements of Hennessy Capital Investment Corp. VIII as of October 21, 2025 and for the period from July 15, 2025 (inception) through October 21, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 2, 2026